UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2026

XCF GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42687	33-4582264
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3040 Post Oak Blvd. Floor 18 Suite 164 Houston, Texas (Address of principal executive offices)	77056 (Zip Code)

(346) 630-4724

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	SAFX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.	Termination of a Material Definitive Agreement

On June 15, 2026, XCF Global Capital, Inc. (the “Company”) terminated that certain Purchase Agreement (the “Agreement”) dated as of May 30, 2025, by and between the Company, Helena Global Investment Opportunities I LTD. (the “Investor”), and Focus Impact Bh3 Newco, Inc., a Delaware corporation. As previously disclosed, pursuant to the Agreement, the Company had the right to issue and to sell to Helena from time to time, as provided in the Agreement, up to $50,000,000 of Company’s Common Stock, subject to the conditions set forth therein. The purchase price for the Common Stock so purchased by Helena pursuant to an advance notice was, pursuant to the Agreement, the lowest intraday sale price for the Common Shares during the three (3) trading days commencing on the date of Helena’s receipt of the Common Shares relating to each such advance. Upon termination of the Agreement, the approximately 55,000,000 shares of Common Stock previously reserved for issuance to the Investor thereunder are no longer reserved, reducing the related potential dilution and associated market overhang, including potential shorting activity by market participants. The Company retains flexibility to pursue financing alternatives as it deems appropriate.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

104	Cover page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 17, 2026

XCF GLOBAL, INC.

	By:	/s/ Christopher Cooper
	Name:	Christopher Cooper
	Title:	Chief Executive Officer